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                                                                     Exhibit 5.1

June 17, 2002


Board of Directors
Hawthorne Financial Corporation
2381 Rosecrans Avenue
El Segundo, CA 90245

Ladies and Gentlemen,

I have acted as general counsel to Hawthorne Financial Corporation, a Delaware corporation, corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-4, as amended, (Registration No. 333-89776) (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the proposed offering of up to 1,300,000 shares of common stock, $0.01 par value per share ("Common Stock"), of the Company in connection with the Company's acquisition of a subsidiary of First Fidelity Bancorp, Inc.

I have examined such documents, records, and matters of law as I have deemed necessary for purposes of this opinion. I have also obtained from officers of the Company such advice as I considered necessary for the purposes of this opinion, and insofar as this opinion is based on matters of fact upon which conclusions of law are expressed, I have relied upon such advice. In my examination, I assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that the shares of the Company's Common Stock to be offered pursuant to the Registration Statement have been duly authorized, and, when issued in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. I undertake no obligations to supplement this letter if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof. The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without my prior written consent.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to myself under the heading "Legal Matters" and in the Prospectus.

Very truly yours,



/s/ Eileen Lyon
Eileen Lyon
Senior Vice President, General Counsel
and Corporate Secretary
Hawthorne Financial Corporation